Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2012-5

 Issuing Entity

$314,412,000 (Approximate)

Preliminary Term Sheet

October 15, 2012

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

RBS Securities Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Offered Certificates: $314,412,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A	296,954,000	AAAsf/AAA(sf)/	2.50000 (2)	4.88	11/12 – 05/34	7.30%	$100,000	Senior
		Aaa(sf)
A-IO (3)	296,954,000	AAAsf/AAA(sf)/	1.43448 (4)	N/A	N/A	N/A	$1,000,000	Notional/
		Aaa(sf)						Senior
B-1	8,488,000	AAsf/NR/	3.93448 (5)	9.02	11/12 – 12/27	4.65%	$100,000	Subordinate
		NR
B-2	5,286,000	Asf/NR/	3.93448 (5)	9.02	11/12 – 12/27	3.00%	$100,000	Subordinate
		NR
B-3	3,684,000	BBBsf/NR/	3.93448 (5)	9.04	11/12 – 05/34	1.85%	$100,000	Subordinate
		NR

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	2,563,000	BBsf/NR/NR	3.93448 (5)					Subordinate
B-5	3,364,050	NR/NR/NR	3.93448 (5)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in November 2012 and the clean-up call is not exercised.
(2)	The interest rate on the Class A Certificates will be an annual rate equal to the lesser of (i) 2.50000% and (ii) the Net WAC for such distribution date.
(3)	Notional amount. The Class A-IO Certificates will not be entitled to distributions of principal. The Class A-IO Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A Certificates immediately prior to such distribution date.
(4)	The interest rate on the Class A-IO Certificates will be an annual rate equal to the excess, if any, of the Net WAC over 2.50000%.
(5)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-5

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-5

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers

Cenlar FSB, approximately 73.41%; First Republic Bank, approximately 24.46%; PHH Mortgage Corporation, approximately 2.13%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 24.46%; PrimeLending, a PlainsCapital Company, approximately 17.01%; Flagstar Capital Markets Corporation, approximately 9.33%; and Cornerstone Mortgage Company, approximately 6.06%. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings

In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service (“Moody’s”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA and Moody’s setting forth the terms on which each of Fitch, KBRA and Moody’s would provide such ratings.

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates.  It is expected that the Class A and Class A-IO Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 4 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 4 of this Term Sheet.

Cut-off Date	The close of business on October 1, 2012.

Expected Closing Date	On or about October 30, 2012.

Expected Investor Settlement Date	On or about October 30, 2012.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in November 2012.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A and Class A-IO Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A, Class A-IO, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans

390 fixed rate mortgage loans. 387 mortgage loans, representing approximately 99.40% of the mortgage pool, have an original term to maturity of 30 years. 3 mortgage loans, representing approximately 0.60% of the mortgage pool, have an original term to maturity of 20 years. 14 mortgage loans (representing approximately 4.89% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 1.19% and 22.74% of the mortgage loans require prepayment charges if, during the first three or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee calculated as 0.03% annually on the principal balance of the mortgage loans. The servicing, master servicing and securities administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
Class A	AAAsf/AAA(sf)/Aaa(sf)	92.70%	7.30%
Class B-1	AAsf/NR/NR	2.65%	4.65%
Class B-2	Asf/NR/NR	1.65%	3.00%
Class B-3	BBBsf/NR/NR	1.15%	1.85%

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Certificate Principal Amount	For any certificate (other than the Class A-IO, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)	For any Distribution Date and the Class A Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class A Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.70%.

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
November 2012-October 2017	100%
November 2017-October 2018	the Senior % plus 70% of the Subordinate %
November 2018-October 2019	the Senior % plus 60% of the Subordinate %
November 2019-October 2020	the Senior % plus 40% of the Subordinate %
November 2020-October 2021	the Senior % plus 20% of the Subordinate %
November 2021 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in November 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.30%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
November 2017 - October 2018	20%
November 2018 - October 2019	25%
November 2019 - October 2020	30%
November 2020 - October 2021	35%
November 2021 and thereafter	40%

Realized Loss

An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A and Class A-IO Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A Certificates, the Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	For any mortgage loan serviced by Cenlar FSB and (i) any distribution date other than the distribution date in November 2012, the period commencing on the 15th day of the month preceding the month in which the related distribution date occurs through the 14th day of the month in which the related distribution date occurs and (ii) the distribution date in November 2012, the period commencing on October 1, 2012 through November 14, 2012. For any mortgage loan serviced by First Republic Bank and any distribution date, the calendar month preceding the month in which the related distribution date occurs. For any mortgage loan serviced by PHH Mortgage Corporation and any distribution date, the period commencing on the 2nd day of the month preceding the month in which the related distribution date occurs through the 1st day of the month in which the related distribution date occurs.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Senior Principal Distribution Amount	On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)	the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)	the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)	with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)	any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A Certificates of the Senior Principal Distribution Amount would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the Class Principal Amount of the Class A Certificates to zero.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the Class Principal Amount of the Class A Certificates is reduced to zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $100,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.30%
B-2	4.65%
B-3	3.00%
B-4	1.85%
B-5	1.05%

Allocation of Realized Losses	If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A Certificates. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2012-5 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations	The Class A Certificates will be placed by an underwriter. Each beneficial owner of Class A Certificates or any interest therein (and each beneficial owner of Class A-IO, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Prohibited Transaction Exemption 90-59, and it understands that there are certain conditions to the availability of the Prohibited Transaction Exemption 90-59, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A, Class A-IO and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A, Class A-IO and Class B-1 Certificates will not constitute “mortgage related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.

Stated Final Maturity Date	The Distribution Date in November 2042. The actual final Distribution Date could be substantially earlier.

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 87% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 87% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum
Scheduled Principal Balance:	$320,339,050.21	$418,000.00	$2,275,000.00
Number Of Loans:	390
20 Year Fixed Rate Percentage	0.60%
30 Year Fixed Rate Percentage	99.40%

Average Scheduled Principal Balance:	$821,382.18
Weighted Average Gross Mortgage Rate:	4.21449%	3.62500%	4.75000%
Weighted Average Seasoning:	2 Months	0 Months	6 Months
Weighted Average Original LTV Ratio:	67.52%	25.12%	80.00%
Weighted Average Original Combined LTV Ratio:	68.40%	25.12%	80.00%
Weighted Average Original Credit Score:	770	700	822
Weighted Average Original Debt-To-Income Ratio:	31.39%	4.36%	54.53%
Original Interest Only (10 Years) Loans Percentage:	4.89%
Weighted Average Original Term to Maturity:	359 Months	240 Months	360 Months
Weighted Average Remaining Term to Maturity:	357 Months	238 Months	360 Months
First Lien Percentage at Origination:	100.00%
Loans with Seconds at Origination:	7.20%

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date.

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
20 Years	3	1,928,735.90	0.60%	642,911.97	4.026	787	48.42	60.59
30 Years	387	318,410,314.31	99.40%	822,765.67	4.216	770	67.63	68.45
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Range of Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
400,000.01 - 500,000.00	18	8,462,273.17	2.64%	470,126.29	4.173	776	66.36	67.60
500,000.01 - 600,000.00	65	36,006,499.31	11.24%	553,946.14	4.237	776	70.31	70.43
600,000.01 - 700,000.00	61	39,931,596.41	12.47%	654,616.33	4.222	767	68.49	69.16
700,000.01 - 800,000.00	66	49,476,630.43	15.45%	749,645.92	4.265	769	66.29	67.11
800,000.01 - 900,000.00	56	47,357,979.99	14.78%	845,678.21	4.218	771	68.26	69.08
900,000.01 - 1,000,000.00	69	66,094,504.71	20.63%	957,891.37	4.186	770	65.35	67.59
1,000,000.01 - 1,100,000.00	15	16,111,599.28	5.03%	1,074,106.62	4.244	766	66.84	66.84
1,100,000.01 - 1,200,000.00	10	11,515,388.75	3.59%	1,151,538.88	4.223	767	75.24	75.82
1,200,000.01 - 1,300,000.00	10	12,584,926.88	3.93%	1,258,492.69	4.320	769	67.64	67.64
1,300,000.01 - 1,400,000.00	3	4,014,741.34	1.25%	1,338,247.11	4.177	780	66.87	66.87
1,400,000.01 - 1,500,000.00	7	10,202,633.63	3.18%	1,457,519.09	4.138	781	63.98	64.61
1,500,000.01 - 1,600,000.00	3	4,682,616.27	1.46%	1,560,872.09	4.226	764	67.16	67.16
1,600,000.01 - 1,700,000.00	1	1,670,692.31	0.52%	1,670,692.31	4.250	788	80.00	80.00
1,700,000.01 - 1,800,000.00	1	1,755,000.00	0.55%	1,755,000.00	4.125	720	65.00	65.00
1,900,000.01 - 2,000,000.00	2	3,916,733.57	1.22%	1,958,366.79	3.986	738	62.14	62.14
2,000,000.01 - 2,500,000.00	3	6,555,234.16	2.05%	2,185,078.05	3.982	780	68.28	68.28
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Range of Current Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
400,000.01 - 500,000.00	18	8,462,273.17	2.64%	470,126.29	4.173	776	66.36	67.60
500,000.01 - 600,000.00	65	36,006,499.31	11.24%	553,946.14	4.237	776	70.31	70.43
600,000.01 - 700,000.00	61	39,931,596.41	12.47%	654,616.33	4.222	767	68.49	69.16
700,000.01 - 800,000.00	67	50,196,607.93	15.67%	749,203.10	4.268	769	66.08	67.04
800,000.01 - 900,000.00	58	49,233,540.11	15.37%	848,854.14	4.223	769	68.25	68.88
900,000.01 - 1,000,000.00	66	63,498,967.09	19.82%	962,105.56	4.177	771	65.43	67.76
1,000,000.01 - 1,100,000.00	15	16,111,599.28	5.03%	1,074,106.62	4.244	766	66.84	66.84
1,100,000.01 - 1,200,000.00	10	11,515,388.75	3.59%	1,151,538.88	4.223	767	75.24	75.82
1,200,000.01 - 1,300,000.00	10	12,584,926.88	3.93%	1,258,492.69	4.320	769	67.64	67.64
1,300,000.01 - 1,400,000.00	4	5,409,924.51	1.69%	1,352,481.13	4.260	782	64.74	64.74
1,400,000.01 - 1,500,000.00	6	8,807,450.46	2.75%	1,467,908.41	4.081	779	64.83	65.57
1,500,000.01 - 1,600,000.00	3	4,682,616.27	1.46%	1,560,872.09	4.226	764	67.16	67.16
1,600,000.01 - 1,700,000.00	1	1,670,692.31	0.52%	1,670,692.31	4.250	788	80.00	80.00
1,700,000.01 - 1,800,000.00	1	1,755,000.00	0.55%	1,755,000.00	4.125	720	65.00	65.00
1,900,000.01 - 2,000,000.00	2	3,916,733.57	1.22%	1,958,366.79	3.986	738	62.14	62.14
2,000,000.01 - 2,500,000.00	3	6,555,234.16	2.05%	2,185,078.05	3.982	780	68.28	68.28
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Range of Current Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
3.501 - 3.750	7	5,617,768.86	1.75%	802,538.41	3.720	774	66.95	66.95
3.751 - 4.000	74	64,234,365.48	20.05%	868,031.97	3.953	769	62.67	63.46
4.001 - 4.250	174	140,098,883.90	43.73%	805,166.00	4.189	771	68.71	69.77
4.251 - 4.500	118	97,369,373.90	30.40%	825,164.19	4.397	769	70.19	70.69
4.501 - 4.750	17	13,018,658.07	4.06%	765,803.42	4.633	764	58.86	61.52
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Seasoning (months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0	21	20,347,250.00	6.35%	968,916.67	4.045	767	69.01	69.20
1 – 2	304	238,449,446.35	74.44%	784,373.18	4.191	770	67.83	68.64
3 - 4	41	38,786,050.79	12.11%	946,001.24	4.330	771	64.54	66.20
5 - 6	24	22,756,303.07	7.10%	948,179.29	4.413	777	67.97	68.94
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
25.01 - 30.00	4	3,007,677.44	0.94%	751,919.36	4.108	768	27.90	32.88
30.01 - 35.00	8	6,364,108.19	1.99%	795,513.52	4.241	764	32.37	38.75
35.01 - 40.00	9	7,129,452.61	2.23%	792,161.40	4.182	776	37.92	47.75
40.01 - 45.00	4	3,993,006.37	1.25%	998,251.59	4.242	783	43.01	49.27
45.01 - 50.00	13	11,956,178.19	3.73%	919,706.01	4.178	752	48.67	49.69
50.01 - 55.00	20	16,726,058.23	5.22%	836,302.91	4.109	770	52.30	55.58
55.01 - 60.00	41	34,911,379.83	10.90%	851,497.07	4.168	765	58.17	58.69
60.01 - 65.00	42	34,467,999.88	10.76%	820,666.66	4.193	769	63.42	63.59
65.01 - 70.00	49	42,584,462.99	13.29%	869,070.67	4.236	770	68.23	68.97
70.01 - 75.00	75	61,221,735.32	19.11%	816,289.80	4.246	768	73.79	73.92
75.01 - 80.00	125	97,976,991.16	30.59%	783,815.93	4.235	775	79.62	79.62
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Range of Original Combined LTV (Including Silent 2nds) (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
25.01 - 30.00	3	2,198,793.40	0.69%	732,931.13	4.056	781	27.13	27.13
30.01 - 35.00	6	4,496,847.61	1.40%	749,474.60	4.190	777	32.23	32.23
35.01 - 40.00	4	3,108,107.71	0.97%	777,026.93	4.309	777	35.32	37.28
40.01 - 45.00	3	2,914,541.54	0.91%	971,513.85	4.102	776	42.35	43.70
45.01 - 50.00	14	12,844,939.43	4.01%	917,495.67	4.226	753	46.67	48.63
50.01 - 55.00	17	14,528,229.37	4.54%	854,601.73	4.069	773	51.17	52.18
55.01 - 60.00	44	37,534,687.22	11.72%	853,061.07	4.175	765	56.63	58.23
60.01 - 65.00	45	36,584,413.91	11.42%	812,986.98	4.195	770	62.28	63.39
65.01 - 70.00	49	42,563,040.76	13.29%	868,633.48	4.231	768	67.06	68.48
70.01 - 75.00	75	61,933,246.47	19.33%	825,776.62	4.244	768	73.58	73.80
75.01 - 80.00	130	101,632,202.79	31.73%	781,786.18	4.235	775	79.04	79.61
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
691 - 700	1	1,097,416.54	0.34%	1,097,416.54	4.000	700	70.00	70.00
701 - 710	9	7,050,897.06	2.20%	783,433.01	4.198	704	63.25	64.07
711 - 720	13	11,030,187.32	3.44%	848,475.95	4.189	717	64.32	66.99
721 - 730	25	20,394,746.01	6.37%	815,789.84	4.239	726	66.33	68.09
731 - 740	16	12,632,822.94	3.94%	789,551.43	4.302	736	62.57	64.14
741 - 750	24	21,211,899.38	6.62%	883,829.14	4.274	745	65.82	66.45
751 - 760	29	25,545,868.56	7.97%	880,892.02	4.206	756	68.79	68.79
761 - 770	42	34,111,085.90	10.65%	812,168.71	4.226	766	70.07	70.58
771 - 780	57	44,634,660.52	13.93%	783,064.22	4.221	775	68.94	69.74
781 - 790	77	65,860,903.55	20.56%	855,336.41	4.174	786	66.13	67.52
791 - 800	61	49,239,264.59	15.37%	807,201.06	4.220	796	69.75	70.35
801 - 810	30	24,167,721.18	7.54%	805,590.71	4.179	804	67.29	67.43
811 - 820	5	2,626,576.66	0.82%	525,315.33	4.331	817	71.83	71.83
821 - 840	1	735,000.00	0.23%	735,000.00	4.550	822	37.69	37.69
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Two Years Income With Assets	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
6,000.01 - 10,000.00	13	7,595,774.65	2.37%	584,290.36	4.300	777	58.20	60.00
10,000.01 - 20,000.00	130	93,391,100.24	29.15%	718,393.08	4.209	773	70.13	70.67
20,000.01 - 30,000.00	128	102,846,863.30	32.11%	803,491.12	4.209	770	70.32	70.59
30,000.01 - 40,000.00	61	54,578,311.07	17.04%	894,726.41	4.259	770	65.21	66.71
40,000.01 - 50,000.00	24	25,260,881.84	7.89%	1,052,536.74	4.233	764	66.62	67.24
50,000.01 - 60,000.00	12	13,439,968.52	4.20%	1,119,997.38	4.181	774	62.77	64.14
60,000.01 - 70,000.00	9	9,329,604.56	2.91%	1,036,622.73	4.088	752	51.09	55.30
70,000.01 - 80,000.00	1	674,005.58	0.21%	674,005.58	3.875	793	50.37	50.37
80,000.01 - 90,000.00	4	4,339,442.46	1.35%	1,084,860.62	4.132	771	64.93	64.93
90,000.01 - 100,000.00	2	2,924,016.38	0.91%	1,462,008.19	4.093	794	61.35	61.35
100,000.01 - 200,000.00	5	4,861,665.07	1.52%	972,333.01	4.267	765	55.90	63.00
300,000.01 - 400,000.00	1	1,097,416.54	0.34%	1,097,416.54	4.000	700	70.00	70.00
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
0.01 - 5.00	1	1,097,416.54	0.34%	1,097,416.54	4.000	700	70.00	70.00
5.01 - 10.00	3	2,401,712.39	0.75%	800,570.80	4.067	785	58.79	58.79
10.01 - 15.00	17	13,355,499.89	4.17%	785,617.64	4.253	768	62.31	65.23
15.01 - 20.00	35	30,821,753.47	9.62%	880,621.53	4.211	778	65.13	65.73
20.01 - 25.00	47	36,821,273.93	11.49%	783,431.36	4.206	767	68.02	68.83
25.01 - 30.00	66	56,148,548.83	17.53%	850,735.59	4.218	773	69.59	69.97
30.01 - 35.00	64	53,391,277.79	16.67%	834,238.72	4.169	768	65.58	66.85
35.01 - 40.00	63	51,151,183.08	15.97%	811,923.54	4.245	773	69.70	70.29
40.01 - 45.00	85	67,004,558.06	20.92%	788,288.92	4.235	767	68.48	69.61
45.01 - 50.00	6	5,128,631.25	1.60%	854,771.88	4.312	756	66.19	66.19
50.01 - 55.00	3	3,017,194.98	0.94%	1,005,731.66	3.990	760	54.51	54.51
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
19,000.01 - 50,000.00	31	20,508,489.45	6.40%	661,564.18	4.175	774	72.59	72.75
50,000.01 - 100,000.00	53	37,996,599.30	11.86%	716,916.97	4.258	761	71.00	71.51
100,000.01 - 150,000.00	55	42,478,187.62	13.26%	772,330.68	4.238	773	70.60	71.39
150,000.01 - 200,000.00	44	35,483,829.72	11.08%	806,450.68	4.186	769	69.76	70.39
200,000.01 - 250,000.00	26	21,122,710.25	6.59%	812,411.93	4.279	778	68.16	69.92
250,000.01 - 300,000.00	28	22,899,385.90	7.15%	817,835.21	4.161	769	71.28	71.28
300,000.01 - 350,000.00	16	12,451,257.56	3.89%	778,203.60	4.256	775	66.40	66.40
350,000.01 - 400,000.00	9	7,952,688.46	2.48%	883,632.05	4.247	774	65.86	69.60
400,000.01 - 450,000.00	9	7,034,217.46	2.20%	781,579.72	4.283	778	71.30	71.30
450,000.01 - 500,000.00	11	10,405,500.86	3.25%	945,954.62	4.177	772	63.46	63.46
500,000.01 - 550,000.00	14	12,452,167.70	3.89%	889,440.55	4.158	763	65.63	67.58
550,000.01 - 600,000.00	13	11,635,292.09	3.63%	895,022.47	4.154	771	67.95	68.30
600,000.01 - 650,000.00	6	4,740,772.85	1.48%	790,128.81	4.275	774	69.00	70.21
650,000.01 - 700,000.00	7	7,938,522.55	2.48%	1,134,074.65	4.161	750	64.30	64.30
700,000.01 - 750,000.00	6	5,579,539.37	1.74%	929,923.23	4.167	775	60.04	63.45
750,000.01 - 800,000.00	4	3,142,935.71	0.98%	785,733.93	4.162	786	64.60	64.60
800,000.01 - 850,000.00	4	3,619,207.79	1.13%	904,801.95	4.146	754	61.72	61.72
850,000.01 - 900,000.00	5	3,798,481.26	1.19%	759,696.25	4.213	757	60.60	61.80
900,000.01 - 950,000.00	2	1,908,306.30	0.60%	954,153.15	4.039	766	68.63	68.63
950,000.01 - 1,000,000.00	3	2,942,925.19	0.92%	980,975.06	4.195	755	67.14	67.14
1,000,000.01 - 3,000,000.00	32	32,166,387.33	10.04%	1,005,199.60	4.219	772	58.78	61.23
3,000,000.01 - 5,000,000.00	7	8,164,246.51	2.55%	1,166,320.93	4.284	792	57.07	57.07
5,000,000.01 - 7,000,000.00	2	1,443,538.90	0.45%	721,769.45	4.287	791	65.79	65.79
7,000,000.01 - 9,000,000.00	3	2,473,860.08	0.77%	824,620.03	4.188	738	67.49	67.49
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Self Employed Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Not Self-Employed	273	223,597,508.70	69.80%	819,038.49	4.201	770	68.88	69.69
Self-Employed	117	96,741,541.51	30.20%	826,850.78	4.245	769	64.38	65.42
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	376	304,669,672.71	95.11%	810,291.68	4.213	770	67.45	68.22
120	14	15,669,377.50	4.89%	1,119,241.25	4.240	775	68.85	71.87
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Owner Occupied	366	302,137,329.84	94.32%	825,511.83	4.209	770	67.80	68.67
Second Home	18	13,066,050.03	4.08%	725,891.67	4.264	767	63.43	64.58
Investment Property	6	5,135,670.34	1.60%	855,945.06	4.416	761	61.19	61.99
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Rate/Term Refinance	184	146,300,838.46	45.67%	795,113.25	4.243	768	64.95	65.82
Purchase	175	147,079,037.66	45.91%	840,451.64	4.183	771	72.58	73.04
Cash-Out Refinance	31	26,959,174.09	8.42%	869,650.78	4.230	771	53.83	57.04
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Single Family Detached	238	202,751,104.31	63.29%	851,895.40	4.214	770	66.36	67.67
Planned Unit Development	119	88,050,946.68	27.49%	739,923.92	4.193	772	70.82	70.97
Condominium	19	16,339,889.09	5.10%	859,994.16	4.291	765	67.21	67.21
Two Units	6	6,485,918.76	2.02%	1,080,986.46	4.256	758	66.89	67.52
Cooperative	6	4,664,815.65	1.46%	777,469.28	4.197	759	54.97	54.97
Three Units	2	2,046,375.72	0.64%	1,023,187.86	4.430	780	73.02	73.02
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
California	159	140,946,155.62	44.00%	886,453.81	4.257	772	66.89	68.28
Texas	61	43,041,072.28	13.44%	705,591.35	4.179	766	67.63	67.75
Washington	23	18,698,501.12	5.84%	812,978.31	4.172	765	68.70	69.00
Colorado	20	14,550,849.99	4.54%	727,542.50	4.222	769	73.65	74.59
Massachusetts	13	13,518,631.75	4.22%	1,039,894.75	4.057	770	63.73	64.03
New York	15	12,906,051.13	4.03%	860,403.41	4.123	750	60.83	61.99
Arizona	11	8,864,012.21	2.77%	805,819.29	4.228	771	72.61	72.61
Connecticut	8	8,373,749.88	2.61%	1,046,718.74	4.202	772	72.23	72.23
Georgia	11	7,913,108.48	2.47%	719,373.50	4.132	788	70.54	70.54
Illinois	8	6,785,225.09	2.12%	848,153.14	4.223	791	66.46	66.46
Florida	7	6,124,796.84	1.91%	874,970.98	4.085	783	64.39	64.39
Virginia	6	5,413,110.10	1.69%	902,185.02	4.220	781	70.99	70.99
Maryland	6	4,894,519.96	1.53%	815,753.33	4.303	765	68.59	68.59
Nevada	6	4,463,897.67	1.39%	743,982.95	4.151	750	68.13	68.13
North Carolina	6	4,139,329.72	1.29%	689,888.29	4.308	764	75.21	76.66
Tennessee	4	2,902,777.28	0.91%	725,694.32	4.285	757	71.12	72.26
Oregon	4	2,242,229.57	0.70%	560,557.39	4.169	782	59.81	63.05
Ohio	3	1,757,478.72	0.55%	585,826.24	4.039	774	74.79	74.79
New Jersey	2	1,714,462.25	0.54%	857,231.13	4.250	776	64.84	72.48
Delaware	2	1,687,584.91	0.53%	843,792.46	4.046	775	48.00	48.00
Michigan	3	1,589,981.29	0.50%	529,993.76	4.416	762	76.75	76.75
Missouri	3	1,585,982.90	0.50%	528,660.97	4.334	762	68.65	68.65
Minnesota	2	1,468,370.75	0.46%	734,185.38	4.250	781	56.59	65.53
New Mexico	2	1,201,069.37	0.37%	600,534.69	4.125	791	69.95	69.95
Wisconsin	1	865,937.18	0.27%	865,937.18	4.125	778	57.81	57.81
District of Columbia	1	826,563.34	0.26%	826,563.34	4.500	760	65.00	65.00
Utah	1	802,196.50	0.25%	802,196.50	4.375	776	67.79	67.79
Alabama	1	606,663.03	0.19%	606,663.03	4.250	766	71.47	71.47
Idaho	1	454,741.28	0.14%	454,741.28	4.250	784	77.94	77.94
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
SAN FRANCISCO, CA	26	24,528,877.84	7.66%	943,418.38	4.330	775	65.11	66.60
DALLAS, TX	16	11,647,849.95	3.64%	727,990.62	4.253	760	68.49	68.49
LOS ANGELES, CA	9	8,189,272.78	2.56%	909,919.20	4.200	779	63.67	67.18
SEATTLE, WA	8	6,672,705.18	2.08%	834,088.15	4.195	762	72.00	72.83
AUSTIN, TX	9	6,544,512.84	2.04%	727,168.09	4.128	778	72.68	72.68
HOUSTON, TX	7	6,168,093.61	1.93%	881,156.23	4.286	746	59.42	59.42
SAN JOSE, CA	7	6,035,580.42	1.88%	862,225.77	4.178	788	77.02	77.02
DENVER, CO	7	5,979,827.89	1.87%	854,261.13	4.227	763	75.43	75.43
MENLO PARK, CA	4	5,137,656.03	1.60%	1,284,414.01	4.378	784	72.16	72.16
NEW YORK, NY	6	4,960,154.04	1.55%	826,692.34	4.148	736	65.89	65.89
Other	291	234,474,519.63	73.20%	805,754.36	4.201	771	67.28	68.18
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
240	3	1,928,735.90	0.60%	642,911.97	4.026	787	48.42	60.59
360	387	318,410,314.31	99.40%	822,765.67	4.216	770	67.63	68.45
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Stated Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
236-240	3	1,928,735.90	0.60%	642,911.97	4.026	787	48.42	60.59
301-360	387	318,410,314.31	99.40%	822,765.67	4.216	770	67.63	68.45
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	313	243,681,188.68	76.07%	778,534.15	4.205	769	68.03	68.55
36	4	3,799,591.06	1.19%	949,897.77	4.496	759	54.26	55.86
60	73	72,858,270.47	22.74%	998,058.50	4.231	774	66.50	68.55
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Other	175	138,192,327.40	43.14%	789,670.44	4.194	769	68.10	68.51
First Republic	79	78,358,022.02	24.46%	991,873.70	4.249	773	65.95	67.94
Prime Lending	70	54,483,423.89	17.01%	778,334.63	4.184	769	68.49	68.70
Flagstar Bank, F.S.B.	40	29,893,184.35	9.33%	747,329.61	4.295	774	65.84	67.14
Cornerstone	26	19,412,092.55	6.06%	746,618.94	4.180	762	69.54	70.53
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Retail	310	258,508,519.73	80.70%	833,898.45	4.209	770	67.34	68.22
Broker	57	44,786,446.47	13.98%	785,727.13	4.187	771	68.50	69.38
Corresponent	23	17,044,084.01	5.32%	741,047.13	4.371	773	67.70	68.47
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Servicer	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Cenlar	301	235,160,448.17	73.41%	781,263.95	4.199	769	68.02	68.56
First Republic	79	78,358,022.02	24.46%	991,873.70	4.249	773	65.95	67.94
PHH Mortgage Corporation	10	6,820,580.02	2.13%	682,058.00	4.356	777	68.08	68.08
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
First Lien	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
None	362	297,263,941.87	92.80%	821,171.11	4.212	770	68.81	68.81
Had Second Lien at Origination	28	23,075,108.34	7.20%	824,111.01	4.250	766	50.83	63.05
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Mortgage Insurer Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
No Mortgage Insurance	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
March 2012	12	11,582,731.00	3.62%	965,227.58	4.434	778	70.58	70.69
April 2012	17	15,388,912.02	4.80%	905,230.12	4.374	771	64.07	67.37
May 2012	16	18,993,238.61	5.93%	1,187,077.41	4.297	774	69.11	69.46
June 2012	19	15,615,143.15	4.87%	821,849.64	4.361	768	60.46	62.23
July 2012	140	109,769,209.87	34.27%	784,065.78	4.204	768	67.29	68.31
August 2012	171	133,503,579.97	41.68%	780,722.69	4.173	770	68.28	68.90
September 2012	15	15,486,235.59	4.83%	1,032,415.71	4.076	772	68.92	68.92
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Sequoia Mortgage Trust 2012-5

Mortgage Pass-Through Certificates, Series 2012-5

PRELIMINARY TERM SHEET

Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
August 2032	2	1,462,524.91	0.46%	731,262.46	4.066	779	45.79	61.84
September 2032	1	466,210.99	0.15%	466,210.99	3.900	813	56.66	56.66
April 2042	8	7,750,722.82	2.42%	968,840.35	4.443	780	68.29	68.29
May 2042	16	15,005,580.25	4.68%	937,848.77	4.397	775	67.81	69.28
June 2042	18	19,888,201.32	6.21%	1,104,900.07	4.298	772	66.98	68.49
July 2042	23	18,897,849.47	5.90%	821,645.63	4.363	770	61.97	63.79
August 2042	138	108,847,620.36	33.98%	788,750.87	4.206	768	67.69	68.50
September 2042	163	127,673,090.09	39.86%	783,270.49	4.181	771	68.25	68.87
October 2042	21	20,347,250.00	6.35%	968,916.67	4.045	767	69.01	69.20
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Current	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original LTV (%)	Weighted Average Original CLTV (%)
Never Delinquent	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40
Total	390	320,339,050.21	100.00%	821,382.18	4.214	770	67.52	68.40

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